UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2009

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-866-249-3302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Wells Fargo & Company announced today that, as a result of credit events occurring after its January 28, 2009 press release announcing year-end 2008 results and before the filing of its 2008 Annual Report on Form 10-K, it will record other-than-temporary impairment and take a non-cash charge to earnings of $328.4 million (pre-tax) in fourth quarter 2008 for investments in certain perpetual preferred securities. Because the securities were carried at fair value at December 31, 2008, the loss on these securities was previously reported as unrealized losses on securities available for sale within cumulative other comprehensive income, a component of total stockholders’ equity on the Company’s balance sheet. The Company expects this charge will reduce full-year 2008 net income to $2,655 million, or $0.70 per common share, from $2,842 million, or $0.75 per share, as previously reported. For fourth quarter 2008, the Company expects the charge to increase its previously reported net loss to $(2,734) million, or $(0.84) per share, from $(2,547) million, or $(0.79) per share. The foregoing information is considered to be “filed” under the Securities Exchange Act of 1934. The Company expects to file its 2008 Annual Report on Form 10-K on February 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2009	WELLS FARGO & COMPANY

	By:	/s/ Richard D. Levy
Richard D. Levy
Executive Vice President and Controller
(Principal Accounting Officer)